Exhibit 99.1

FOR IMMEDIATE RELEASE

August 6, 2014

GSI Group Announces Financial Results

for the Second Quarter 2014

•	Second Quarter 2014 Revenue of $96.9 million, 21% year-over-year growth

•	Second Quarter 2014 Adjusted EBITDA from Continuing Operations of $14.5 million

•	Second Quarter 2014 Earnings Per Share from Continuing Operations of $0.10

•	Second Quarter 2014 Non-GAAP Earnings Per Share from Continuing Operations of $0.19

•	Second Quarter 2014 Net Debt of $89.7 million

Bedford, MA — GSI Group Inc. (NASDAQ: GSIG) (the “Company”, “we”, “our”, “GSI”), a global leader and supplier of precision photonics and motion control components and subsystems to the medical equipment and advanced industrial technology markets, today reported financial results for the second quarter of 2014. Unless otherwise noted, all financial results in this press release are GAAP measures from continuing operations. The reported results from continuing operations exclude the operating results of the Company’s Scientific Lasers business, which is classified as discontinued operations.

Second Quarter

During the second quarter of 2014, GSI generated revenue of $96.9 million, an increase of 21.5% from $79.8 million in the second quarter of 2013. The acquisition of JADAK accounted for a 19.5% increase in revenue year over year, and changes in foreign exchange rates contributed to a 1.4% increase in revenue. Excluding the impact of the JADAK acquisition and changes in foreign exchange rates, the Company’s revenue increased 0.6% compared to the second quarter of 2013.

“We are pleased to deliver another strong quarter that saw solid commercial progress across most of our businesses, as evidenced by our new product and customer wins and overall demand for our technologies,” said John Roush, Chief Executive Officer. “Our Laser Products segment was up 8.4%, our Precision Motion segment was up 6.3%, and our Medical Technologies segment was up 57.2%, which included strong organic revenue growth for JADAK.”

In the second quarter of 2014, operating income from continuing operations was $6.5 million, or 6.7% of revenue, compared to $5.4 million, or 6.8% of revenue, in the second quarter of 2013. The increase in operating income from continuing operations was primarily attributable to an increase in gross profit, lower operating expenses as a percentage of revenue and a decrease in restructuring and acquisition related costs.

Diluted earnings per share (“EPS”) from continuing operations was $0.10 in the second quarter of 2014, compared to $0.03 in the second quarter of 2013. Non-GAAP earnings per share, a non-GAAP financial measure that includes the adjustments noted in the reconciliation below, was $0.19 in the second quarter of 2014, compared to $0.14 in the second quarter of 2013.

Adjusted EBITDA, a non-GAAP financial measure that includes the adjustments noted in the reconciliation below, was $14.5 million in the second quarter of 2014, compared to $12.5 million in the second quarter of 2013.

“While we are making great strides with our growth strategies, our manufacturing sites are undergoing some execution challenges, as we ramp up new product introductions, and expand capacity to support new customer wins and meaningful increases in overall demand,” said John Roush. “However, we are investing for growth as we aggressively implement our continuous improvement initiative across our largest manufacturing centers.”

As of June 27, 2014, cash and cash equivalents were $45.0 million, while total debt was $134.8 million. The Company completed the second quarter of 2014 with approximately $89.7 million of Net Debt, a non-GAAP measure as defined in the non-GAAP reconciliation below.

Operating cash flow from continuing operations for the second quarter of 2014 was $17.1 million, compared to $14.2 million in the second quarter of 2013. Operating cash flow from continuing operations, for the first six months of 2014 was $19.9 million, compared to $20.5 million in the first six months of 2013.

Financial Outlook

For the third quarter of 2014, the Company expects revenue from continuing operations of $95 million to $97 million, an increase of 19% to 21%, on a reported basis, compared to the third quarter of 2013. The Company expects Adjusted EBITDA to be in the range of $14.0 million to $15.5 million for the third quarter of 2014.

“We expect to see continued strong demand for our products and technologies over the course of the year. We believe we are well positioned to capture strong secular growth trends in the medical and advanced industrial technology markets,” said John Roush. “We are confident that over time, our continuous improvement initiatives will enable us to drive gross margin expansion and sustainable profitable growth.”

Conference Call Information

GSI Group will host a conference call on Wednesday, August 6, 2014 at 5:00 p.m. EDT to discuss these results. John A. Roush, Chief Executive Officer, and Robert Buckley, Chief Financial Officer, will host the conference call.

To access the call, please dial (877) 482-5124 prior to the scheduled conference call time. The conference ID number is 9924 6443.

A playback of this conference call will be available beginning at 8:00 p.m. EDT, Wednesday, August 6, 2014. The playback phone number is (855) 859-2056 or (404) 537-3406 and the code number is 9924 6443. The playback will remain available until 8:00 p.m. EDT, Wednesday, August 27, 2014.

A replay of the audio webcast will be available four hours after the conclusion of the call on the Investor Relations section of the Company’s web site at www.gsig.com.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are non-GAAP gross profit, gross profit margin, operating income from continuing operations, operating margin, income from continuing operations before income taxes, income from continuing operations, net of tax, diluted earnings per share from continuing operations, Adjusted EBITDA, and net debt.

The Company believes that the non-GAAP financial measures provide useful and supplementary information to investors regarding the Company’s quarterly performance. It is management’s belief that these non-GAAP financial measures are particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, are often large relative to the Company’s overall financial performance, which can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA, a non-GAAP financial measure, is used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities including acquisitions and divestitures. In addition, Adjusted EBITDA is used to determine bonus payments for senior management and employees. Accordingly, the Company believes that this non-GAAP measure provides greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, management’s plans and objectives for future operations, expenditures and product development; implementation of continuous improvement initiatives; expectations regarding anticipated financial performance; business prospects; anticipated sales performance; industry trends; market conditions; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our information technology systems; changes in interest rates, credit ratings or foreign currency exchange rates; risk associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; our failure to comply with local import and export regulations in the jurisdictions in which we operate; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on third party distribution channels; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our business; our ability to make divestitures that provide business benefits; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; production difficulties and product delivery delays or disruptions; our compliance, or our failure to comply, with various federal, state and foreign regulations; changes in governmental regulation of our business or products; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; our ability to utilize our net operating loss carryforwards and other tax attributes; changes in tax laws, and fluctuations in our effective tax rates; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; volatility in the market price for our common shares; our ability to access cash and other assets of our subsidiaries; the influence over our business of certain significant shareholders; provisions of our articles of incorporation may delay or prevent a change in control; our significant existing indebtedness may limit our ability to engage in certain activities; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, our subsequent filings with the Securities and Exchange Commission (“SEC”), and in our future filings with the SEC. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About GSI

GSI Group Inc. designs, develops, manufactures and sells precision photonics and motion control components and subsystems to Original Equipment Manufacturers (“OEM”) in the medical equipment and advanced industrial technology markets. The Company’s highly engineered enabling technologies include laser sources, beam delivery products, optical data collection and machine vision technologies, medical visualization and informatics solutions, and precision motion control products. It specializes in collaborating with OEM customers to adapt its component and subsystem technologies to deliver highly differentiated performance in their customers’ applications. GSI Group Inc.’s common shares are quoted on NASDAQ under the ticker symbol “GSIG”.

More information about GSI is available on the Company’s website at www.gsig.com. For additional information, please contact GSI Group Inc. Investor Relations at (781) 266-5137 or InvestorRelations@gsig.com.

GSI Group Inc.

Investor Relations Contact:

Robert J. Buckley

(781) 266-5137

GSI GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended,
	June 27, 2014	June 28, 2013

Sales	$96,905	$79,769
Cost of sales	58,254	46,530

Gross profit	38,651	33,239

Operating expenses:
Research and development and engineering	7,525	6,115
Selling, general and administrative	21,410	19,374
Amortization of purchased intangible assets	2,876	1,617
Restructuring and acquisition related costs	360	743

Total operating expenses	32,171	27,849

Operating income from continuing operations	6,480	5,390
Interest income (expense), net	(1,375)	(921)
Foreign exchange transaction gain (loss), net	(61)	(459)
Other income (expense), net	419	293

Income from continuing operations before income taxes	5,463	4,303
Income tax provision	2,057	3,018

Income from continuing operations	3,406	1,285
Loss from discontinued operations, net of tax	(2,678)	(1,827)
Loss on disposal of discontinued operations, net of tax	—	(311)

Consolidated net income (loss)	728	(853)
Less: Net income attributable to non-controlling interest	(3)	(18)

Net income (loss) attributable to GSI Group Inc.	$725	$(871)

Earnings per share from continuing operations:
Basic	$0.10	$0.03
Diluted	$0.10	$0.03

Loss per share from discontinued operations:
Basic	$(0.08)	$(0.06)
Diluted	$(0.08)	$(0.06)

Earnings (loss) per share attributable to GSI Group Inc.:
Basic	$0.02	$(0.03)
Diluted	$0.02	$(0.03)

Weighted average common shares outstanding – basic	34,378	34,088
Weighted average common shares outstanding – diluted	34,707	34,285

GSI GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	June 27, 2014	December 31, 2013

ASSETS
Current Assets
Cash and cash equivalents	$45,007	$60,980
Accounts receivable, net	57,028	48,552
Inventories	64,550	58,290
Other current assets	19,435	17,200
Assets of discontinued operations	13,022	16,088

Total current assets	199,042	201,110
Property, plant and equipment, net	40,159	31,303
Intangible assets, net	98,024	65,293
Goodwill	115,584	71,156
Other assets	12,980	9,945

Total assets	$465,789	$378,807

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$7,500	$7,500
Accounts payable	28,440	24,361
Accrued expenses and other current liabilities	23,036	23,520
Liabilities of discontinued operations	7,542	6,398

Total current liabilities	66,518	61,779

Long-term debt	127,250	64,000
Other long-term liabilities	25,520	10,625

Total liabilities	219,288	136,404

Stockholders’ Equity
Total GSI Group Inc. stockholders’ equity	246,072	241,984
Non-controlling interest	429	419

Total stockholders’ equity	246,501	242,403

Total liabilities and stockholders’ equity	$465,789	$378,807

GSI GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended,
	June 27, 2014	June 28, 2013
Cash flows from operating activities:
Consolidated net income (loss)	$728	$(853)
Less: Loss from discontinued operations, net of tax	2,678	2,138

Income from continuing operations	3,406	1,285
Adjustments to reconcile income from continuing operations to net cash provided by continuing operations:
Depreciation and amortization	6,322	4,750
Share-based compensation	995	1,309
Deferred income taxes	740	1,946
Non-cash restructuring and acquisition related charges	382	(7)
Earnings from equity investment	(416)	(294)
Other non-cash items	723	640
Changes in assets and liabilities which (used) provided cash, excluding effects from businesses purchased or classified as held for sale:
Accounts receivable	4,490	506
Inventories	(1,389)	2,048
Other operating assets and liabilities	1,875	1,991

Net cash provided by operating activities of continuing operations	17,128	14,174
Net cash provided by (used in) operating activities of discontinued operations	1,420	(1,092)

Net cash provided by operating activities	18,548	13,082

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,617)	(634)
Acquisition of business, net of cash acquired	(1,296)	—
Proceeds from the sale of property, plant and equipment	14	200

Net cash used in investing activities of continuing operations	(2,899)	(434)
Net cash provided by (used in) investing activities of discontinued operations	(281)	11,378

Net cash provided by (used in) investing activities	(3,180)	10,944

Cash flows from financing activities:
Repayments of long-term debt and revolving credit facility	(8,875)	(7,875)
Borrowings under revolving credit facility	7,000	—
Other financing activities	(387)	(475)

Net cash used in financing activities of continuing operations	(2,262)	(8,350)
Net cash used in financing activities of discontinued operations	—	—

Net cash used in financing activities	(2,262)	(8,350)

Effect of exchange rate on cash and cash equivalents	160	45

Increase in cash and cash equivalents	13,266	15,721
Cash and cash equivalents, beginning of period	31,741	36,337

Cash and cash equivalents, end of period	$45,007	$52,058

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended,
	June 27, 2014	June 28, 2013
Net income (loss) attributable to GSI Group Inc. (GAAP)	$725	$(871)
Interest (income) expense, net	1,375	921
Income tax provision	2,057	3,018
Depreciation and amortization	6,322	4,750
Share-based compensation	995	1,309
Restructuring and acquisition related costs	360	743
Acquisition fair value adjustments	328	325
Loss from discontinued operations, net of tax	2,678	1,827
Loss on disposal of discontinued operations, net of tax	—	311
Other, net	(358)	166

Adjusted EBITDA (Non-GAAP)	$14,482	$12,499

The Company defines Adjusted EBITDA, a non-GAAP financial measure, as the net income (loss) attributable to GSI Group Inc. before deducting interest (income) expense, net, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring and acquisition related costs, acquisition fair value adjustments, loss from discontinued operations, net of tax, and other non-operating income (expense) items, including foreign exchange gains (losses) and earnings from an equity-method investment.

In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation. The presentation of Adjusted EBITDA should not be construed as an inference that future results will not be affected by unusual or non-recurring items.

Net Debt (Non-GAAP):

	June 27, 2014	December 31, 2013

Total Debt (GAAP)	$134,750	$71,500
Less: cash and cash equivalents	(45,007)	(60,980)

Net Debt (Non-GAAP)	$89,743	$10,520

The Company defines Net Debt, a non-GAAP financial measure, as its total debt less its cash and cash equivalents. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EPS (Non-GAAP):

	Three Months Ended June 27, 2014
	Gross Profit	Gross Profit Margin	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations

GAAP results	$38,651	39.9%	$6,480	6.7%	$5,463	$3,406	$0.10

Non-GAAP adjustments:
Amortization of intangible assets	1,614	1.7%	4,490	4.6%	4,490	3,122	0.09
Restructuring costs and other	—	—	(188)	(0.2%)	(188)	(131)	(0.01)
Acquisition related costs	—	—	548	0.6%	548	381	0.01
Acquisition fair value adjustments	328	0.3%	328	0.3%	328	228	0.01
Non-recurring income tax expenses (benefits)	—	—	—	—	—	(391)	(0.01)

Total non-GAAP adjustments	1,942	2.0%	5,178	5.3%	5,178	3,209	0.09

Non-GAAP results	$40,593	41.9%	$11,658	12.0%	$10,641	$6,615	$0.19

Weighted average shares outstanding – Diluted							34,707

	Three Months Ended June 28, 2013
	Gross Profit	Gross Profit Margin	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations

GAAP results	$33,239	41.7%	$5,390	6.8%	$4,303	$1,285	$0.03

Non-GAAP adjustments:
Amortization of intangible assets	1,343	1.7%	2,960	3.7%	2,960	1,862	0.05
Restructuring costs and other	—	—	722	0.9%	722	455	0.01
Acquisition related costs	—	—	21	0.0%	21	13	0.00
Acquisition fair value adjustments	325	0.4%	325	0.4%	325	204	0.01
Non-recurring income tax expenses	—	—	—	—	—	1,352	0.04

Total non-GAAP adjustments	1,668	2.1%	4,028	5.0%	4,028	3,886	0.11

Non-GAAP results	$34,907	43.8%	$9,418	11.8%	$8,331	$5,171	$0.14

Weighted average shares outstanding – Diluted							34,285

	Six Months Ended June 27, 2014
	Gross Profit	Gross Profit Margin	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations

GAAP results	$70,756	40.2%	$10,548	6.0%	$9,256	$6,262	$0.18

Non-GAAP adjustments:
Amortization of intangible assets	2,915	1.6%	7,535	4.3%	7,535	5,242	0.15
Restructuring costs and other	—	—	(160)	(0.1%)	(160)	(111)	(0.01)
Acquisition related costs	—	—	1,338	0.7%	1,338	931	0.03
Acquisition fair value adjustments	493	0.3%	493	0.3%	493	343	0.01
Non-recurring income tax expenses (benefits)	—	—	—	—	—	(1,112)	(0.03)

Total non-GAAP adjustments	3,408	1.9%	9,206	5.2%	9,206	5,293	0.15

Non-GAAP results	$74,164	42.1%	$19,754	11.2%	$18,462	$11,555	$0.33

Weighted average shares outstanding – Diluted							34,690

	Six Months Ended June 28, 2013
	Gross Profit	Gross Profit Margin	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations

GAAP results	$63,870	41.2%	$6,852	4.4%	$6,455	$3,034	$0.08

Non-GAAP adjustments:
Amortization of intangible assets	2,594	1.7%	6,447	4.2%	6,447	4,398	0.13
Restructuring costs and other	—	—	2,084	1.4%	2,084	1,446	0.04
Acquisition related costs	—	—	1,087	0.7%	1,087	789	0.02
Acquisition fair value adjustments	829	0.5%	829	0.5%	829	570	0.02
Non-recurring income tax expenses	—	—	—	—	—	388	0.01

Total non-GAAP adjustments	3,423	2.2%	10,447	6.8%	10,447	7,591	0.22

Non-GAAP results	$67,293	43.4%	$17,299	11.2%	$16,902	$10,625	$0.30

Weighted average shares outstanding – Diluted							34,279

Non-GAAP Gross Profit and Gross Profit Margin

The calculation of non-GAAP gross profit and gross profit margin is displayed in the tables above. Non-GAAP gross profit and gross profit margin exclude the amortization of acquired intangible assets and acquisition fair value adjustments from business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses.

Non-GAAP Operating Income from Continuing Operations and Operating Margin

The calculation of non-GAAP operating income from continuing operations and operating margin is displayed in the tables above. Non-GAAP operating income from continuing operations and operating margin exclude the amortization of acquired intangible assets and acquisition fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses. The Company also excluded restructuring costs and other, and acquisition related costs from non-GAAP income from operations and operating margin due to the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures”.

Non-GAAP Income from Continuing Operations before Income Taxes

The calculation of non-GAAP income from continuing operations before income taxes is displayed in the tables above. The calculation of non-GAAP income from continuing operations before income taxes excludes amortization of acquired intangible assets and acquisition fair value adjustments related to business acquisitions, restructuring costs and other, and acquisition related costs for the reasons described for non-GAAP operating income from continuing operations and operating margin above.

Non-GAAP Income from Continuing Operations, Net of Tax

The calculation of non-GAAP income from continuing operations, net of tax, is displayed in the tables above. Because pre-tax income is included in determining income from continuing operations, net of tax, the calculation of non-GAAP income from continuing operations, net of tax, also excludes amortization of acquired intangible assets and acquisition fair value adjustments related to business acquisitions, restructuring and other, and acquisition related costs for the reasons described for non-GAAP operating income from continuing operations and operating margin above. In addition, the Company excluded significant non-recurring income tax expenses related to releases of valuation allowances, recognition of previously unrecognized income tax benefits due to expiration of statute of limitations, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Non-GAAP Diluted EPS from Continuing Operations

The calculation of non-GAAP diluted EPS from continuing operations is displayed in the above tables. Because income from continuing operations, net of tax, is included in the diluted EPS calculation, the calculation of non-GAAP diluted EPS from continuing operations excludes amortization of acquired intangible assets and acquisition fair value adjustments related to business acquisitions, restructuring costs and other, acquisition related costs, significant non-recurring income tax expenses related to releases of valuation allowances, recognition of previously unrecognized income tax benefits due to expiration of statute of limitations, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described above for non-GAAP income from operations, net of tax.

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